Exhibit 99.1

For Immediate Release

NR 12-0501

Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Paul Cyril SVP, Investor Relations 212.973.2982 Paul.Cyril@aecom.com

AECOM reports second-quarter fiscal year 2012 financial results

Reports backlog of $16.0 billion

•                  Revenue for the second quarter of $2.0 billion.

•                  Revenue, net of other direct costs, for the second quarter of $1.3 billion.

•                  Second-quarter diluted earnings per share of 43 cents.

•                  Net income attributable to AECOM for the second quarter of $49 million.

•                  Total backlog at March 31, 2012, of $16.0 billion.

•                  FY12 EPS guidance range of $2.30-$2.45.

LOS ANGELES (May 3, 2012) — AECOM Technology Corporation (NYSE: ACM), a leading provider of professional technical and management support services for public and private sector clients in more than 130 countries around the world, announced today its financial results for the second quarter of fiscal year 2012.

Second-quarter revenue was $2.0 billion, a 4% increase from the second quarter of fiscal year 2011.  AECOM’s gross revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs, which is a non-GAAP measure, also provides a valuable perspective on its business results.  Second-quarter revenue, net of other direct costs, was $1.3 billion.

AECOM reported net income attributable to AECOM of $49 million and diluted earnings per share (EPS) of 43 cents for the second quarter. This represents a decrease of 15% from net income of $58 million and a decrease of 12% from diluted earnings per share of 49 cents for the same period last year.  Operating income for the second quarter decreased 16% from last year to $73 million.

For the first six months of fiscal year 2012, AECOM reported net income attributable to AECOM of $97 million and diluted EPS of 85 cents, a decrease of 15% and 12%, respectively, compared to the same period last year.  Operating income for the first six months of fiscal 2012 decreased 16% year over year to $150 million.  For the first six months of fiscal year 2012, the company’s revenue, net of other direct costs, increased 1% to $2.5 billion, while revenue was $4.0 billion — 4% higher than the same period last year.

“During the quarter, we saw strength in our Professional Technical Services segment driven by accelerated growth in key end markets and regions, including emerging and natural resources as well as Asia.  This growth was enabled by investments that we have made to enhance our capabilities across AECOM,” said John M. Dionisio, AECOM chairman and chief executive officer.  “Unfortunately, this strength was overshadowed by challenges in our Management Support Services segment.”

As a result of these factors, AECOM is adjusting its full-year EPS guidance to $2.30 to $2.45.

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New Wins and Backlog

“Our new wins accelerated sequentially, topping $2.4 billion, while backlog also was up sequentially to $16 billion — a 4% increase year over year.  These metrics demonstrate the underlying strength of our business as clients increasingly turn to AECOM for our integrated service platform and global expertise,” added Michael S. Burke, AECOM president.  “This demand, coupled with a broad-based improvement in profitability during the second half, will allow us to achieve our target of generating free cash flow roughly equal to net income this year.”

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, and program and construction management services to institutional, commercial and public sector clients worldwide.

For the second quarter of fiscal year 2012, the PTS segment reported revenue of $1.8 billion and revenue, net of other direct costs, of $1.2 billion, compared to revenue of $1.6 billion and revenue, net of other direct costs, of $1.1 billion in the same period last year.  This represents a 9% increase in revenue and a 2% increase in revenue, net of other direct costs.  PTS segment operating income was $91 million compared to $92 million last year.

Management Support Services

The MSS segment provides facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

For the second quarter of fiscal year 2012, the MSS segment reported revenue of $209.8 million and revenue, net of other direct costs, of $126.4 million, compared to revenue of $290.8 million, and revenue, net of other direct costs, of $148.6 million for the same period during fiscal year 2011.  This represents a 28% decrease in revenue and a 15% decrease in revenue, net of other direct costs.  In addition, the MSS segment reported operating income of $2 million compared to $19 million for the same period during fiscal year 2011.

Balance Sheet and Cash Flow

As of March 31, 2012, AECOM had $466 million of total cash and cash equivalents, $1.3 billion of debt and $1.05 billion in committed bank facilities with $807 million in unused capacity.  Cash flow from operations totaled $11 million in the quarter.

AECOM is hosting a conference call today at 10 a.m. EDT, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Those wishing to dial in to the call via telephone can do so by dialing 1-866-831-6272 or 1-617-213-8859 and entering the passcode 45169144.  Interested parties also can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 130 countries and had revenue of $8.2 billion during the 12 months ended March 31, 2012.  More information on AECOM and its services can be found at www.aecom.com.

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Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

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4-4-4	AECOM Technology Corporation
Consolidated Statement of Income
(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011

Revenue	$2,010,951	$1,936,421	$4,040,131	$3,872,604
Other direct costs	721,451	643,022	1,519,782	1,365,428
Revenue, net of other direct costs (non-GAAP)	1,289,500	1,293,399	2,520,349	2,507,176
Cost of revenue, net of other direct costs	1,213,383	1,193,664	2,353,886	2,302,106
Gross profit	76,117	99,735	166,463	205,070

Equity in earnings of joint ventures	16,898	11,330	25,860	19,427
General and administrative expenses	19,857	23,608	42,468	46,870
Income from operations	73,158	87,457	149,855	177,627

Other income	4,471	1,456	6,390	3,744
Interest expense, net	(11,204)	(10,014)	(21,818)	(19,886)
Income from continuing operations before income tax expense	66,425	78,899	134,427	161,485

Income tax expense	16,769	19,239	36,347	39,742

Net income	49,656	59,660	98,080	121,743

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(662)	(1,945)	(1,155)	(7,160)

Net income attributable to AECOM	$48,994	$57,715	$96,925	$114,583

Net income allocation:
Preferred stock dividend	$–	$–	$–	$2
Net income available for common stockholders	48,994	57,715	96,925	114,581
Net income attributable to AECOM	$48,994	$57,715	$96,925	$114,583

Net income attributable to AECOM per share:
Basic and diluted	$0.43	$0.49	$0.85	$0.97

Weighted average shares outstanding:
Basic	113,352	117,283	113,659	117,642
Diluted	114,288	118,278	114,439	118,697

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	March 31, 2012	September 30, 2011
Balance Sheet Information:
Cash and cash equivalents	$465,662	$456,940
Accounts receivable, net	2,554,224	2,380,181
Working capital	1,231,222	1,175,620
Working capital, net of cash and cash equivalents	765,560	718,680

Total debt	1,260,968	1,162,469
Total assets	6,013,232	5,789,328
Total AECOM stockholders’ equity	2,433,830	2,339,711

	Six Months Ended
	March 31, 2012	March 31, 2011
Cash Flow Information:
Net cash provided by (used in) operating activities*	$4,998	$(146,035)

* March 31, 2011, amount includes deferred compensation plan termination ($90 million) and associated excess tax benefits ($58 million).

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AECOM TECHNOLOGY CORPORATION

Reportable Segments

($ in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Three Months Ended March 31, 2012
Revenue	$1,801,145	$209,806	$-	$2,010,951
Other direct costs	638,030	83,421	-	721,451
Revenue, net of other direct costs (non-GAAP)	1,163,115	126,385	-	1,289,500
Cost of revenue, net of other direct costs	1,076,674	136,709	-	1,213,383
Gross profit	86,441	(10,324)	-	76,117
Equity in earnings of joint ventures	4,556	12,342	-	16,898
General and administrative expenses	-	-	19,857	19,857
Income from operations	$90,997	$2,018	$(19,857)	$73,158

Gross profit as a % of revenue	4.8%	-4.9%	-	3.8%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	7.4%	-8.2%	-	5.9%

Three Months Ended March 31, 2011
Revenue	$1,645,633	$290,788	$-	$1,936,421
Other direct costs	500,877	142,145	-	643,022
Revenue, net of other direct costs (non-GAAP)	1,144,756	148,643	-	1,293,399
Cost of revenue, net of other direct costs	1,056,998	136,666	-	1,193,664
Gross profit	87,758	11,977	-	99,735
Equity in earnings of joint ventures	4,019	7,311	-	11,330
General and administrative expenses	-	-	23,608	23,608
Income from operations	$91,777	$19,288	$(23,608)	$87,457

Gross profit as a % of revenue	5.3%	4.1%	-	5.2%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	7.7%	8.1%	-	7.7%

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AECOM TECHNOLOGY CORPORATION

Reportable Segments

($ in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Six Months Ended March 31, 2012
Revenue	$3,608,549	$431,582	$-	$4,040,131
Other direct costs	1,344,566	175,216	-	1,519,782
Revenue, net of other direct costs (non-GAAP)	2,263,983	256,366	-	2,520,349
Cost of revenue, net of other direct costs	2,092,781	261,105	-	2,353,886
Gross profit	171,202	(4,739)	-	166,463
Equity in earnings of joint ventures	7,048	18,812	-	25,860
General and administrative expenses	-	-	42,468	42,468
Income from operations	$178,250	$14,073	$(42,468)	$149,855

Gross profit as a % of revenue	4.7%	-1.1%	-	4.1%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	7.6%	-1.8%	-	6.6%

Contracted backlog	$7,409,504	$962,125	$-	$8,371,629
Awarded backlog	6,468,962	1,201,049	-	7,670,011
Total backlog	$13,878,466	$2,163,174	$-	$16,041,640

Six Months Ended March 31, 2011
Revenue	$3,221,404	$651,200	$-	$3,872,604
Other direct costs	991,841	373,587	-	1,365,428
Revenue, net of other direct costs (non-GAAP)	2,229,563	277,613	-	2,507,176
Cost of revenue, net of other direct costs	2,052,271	249,835	-	2,302,106
Gross profit	177,292	27,778	-	205,070
Equity in earnings of joint ventures	6,129	13,298	-	19,427
General and administrative expenses	-	-	46,870	46,870
Income from operations	$183,421	$41,076	$(46,870)	$177,627

Gross profit as a % of revenue	5.5%	4.3%	-	5.3%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	8.0%	10.0%	-	8.2%

Contracted backlog	$7,770,349	$747,190	$-	$8,517,539
Awarded backlog	5,189,214	1,647,800	-	6,837,014
Total backlog	$12,959,563	$2,394,990	$-	$15,354,553

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8-8-8	AECOM Technology Corporation
Regulation G Information
($ in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended		Six Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Consolidated
Revenue	$2,010.9	$1,936.4	$4,040.1	$3,872.6
Less: Other direct costs	721.4	643.0	1,519.8	1,365.4
Revenue, net of other direct costs	$1,289.5	$1,293.4	$2,520.3	$2,507.2

PTS Segment
Revenue	$1,801.1	$1,645.6	$3,608.5	$3,221.4
Less: Other direct costs	638.0	500.8	1,344.5	991.8
Revenue, net of other direct costs	$1,163.1	$1,144.8	$2,264.0	$2,229.6

MSS Segment
Revenue	$209.8	$290.8	$431.6	$651.2
Less: Other direct costs	83.4	142.2	175.3	373.6
Revenue, net of other direct costs	$126.4	$148.6	$256.3	$277.6

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended March 31, 2012			Six Months Ended March 31, 2012
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies
Consolidated
Revenue, net of other direct costs	$1,289.5	$6.4	$1,283.1	$2,520.3	$18.6	$2,501.7

Reconciliation of EBITDA to Net Income Attributable to AECOM

	Three Months Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

EBITDA	$101.6	$103.0	$157.8	$136.2	$114.3	$117.1	$125.8	$105.9
Less: Interest expense*	10.6	10.0	8.9	10.4	10.0	9.9	5.3	1.2
Less: Depreciation and amortization	25.3	25.5	25.1	28.0	27.4	29.8	21.2	17.2

Income from continuing operations attributable to AECOM before income taxes	65.7	67.5	123.8	97.8	76.9	77.4	99.3	87.5
Less: Income tax expense	16.7	19.6	36.4	24.0	19.2	20.5	31.5	22.7

Income from continuing operations attributable to AECOM	49.0	47.9	87.4	73.8	57.7	56.9	67.8	64.8
Discontinued operations, net of tax	–	–	–	–	–	–	–	–

Net income attributable to AECOM	$49.0	$47.9	$87.4	$73.8	$57.7	$56.9	$67.8	$64.8

	Fiscal Years Ended September 30,
	2011	2010	2009	2008
EBITDA	$525.4	$417.5	$358.5	$284.5
Less: Interest (income)/expense*	39.2	9.9	10.7	(1.3)
Less: Depreciation and amortization	110.3	78.9	84.1	62.8

Income from continuing operations attributable to AECOM before income taxes	375.9	328.7	263.7	223.0
Less: Income tax expense	100.1	91.7	77.0	76.5

Income from continuing operations attributable to AECOM	275.8	237.0	186.7	146.5
Discontinued operations, net of tax	–	(0.1)	3.0	0.7

Net income attributable to AECOM	$275.8	$236.9	$189.7	$147.2

* Excluding related amortization.

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